EXHIBIT 10.2

EXECUTION VERSION
  Option Agreement

OPTION AGREEMENT, dated as of August 10, 2012 (this “Agreement”), by and between Janus Capital Group Inc., a Delaware corporation (the “Company”), and The Dai-ichi Life Insurance Company, Limited, a Japanese corporation (the “Investor”).  The Company and the Investor may be referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company and the Investor are entering into an Investment and Strategic Cooperation Agreement, dated as of August 10, 2012 (the “Investment Agreement”);

WHEREAS, the Investor is committing in the Investment Agreement, among other things, to use commercially reasonable efforts to acquire shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) in accordance with the terms and conditions set forth in the Investment Agreement (the “Acquisition”); and

WHEREAS, to assist the Investor in effecting the Acquisition, the Company desires to grant the Investor a series of conditional options to purchase shares of the Company Common Stock in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

(a)           Definitions.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Investment Agreement.

(b)           Conditional Option.

(i)           The Company hereby grants to the Investor twenty (20) conditional options (each, a “Conditional Option” and collectively, the “Conditional Options”), each to purchase 700,000 shares of the Company Common Stock (such shares, the “Option Shares”), for a purchase price of $10.25 per share (the “Option Price”), subject to the terms and limitations set forth herein.  For the avoidance of doubt, each Conditional Option may only be settled in shares of Company Common Stock and no net settlement or cash settlement shall be permitted hereunder. In the event that, prior to exercise of a Conditional Option, the Company changes the number of shares of Company Common Stock issued and outstanding as a result of a reclassification, stock split (including a reverse split), stock-based dividend or distribution, merger, subdivision, combination or other similar transaction, the number of Option Shares and the number of shares of Company Common Stock contained in each Conditional Option shall be adjusted appropriately to provide to the Investor the same economic and ownership effect as contemplated by this Agreement prior to such reclassification, split, dividend, distribution, merger, subdivision, combination or similar transaction.

(ii)           The Investor shall have the right to exercise one or more (or all) of the Conditional Option(s) following such time that the Investor Beneficially Owns not less than 8% of the issued and outstanding shares of the Company Common Stock, provided, that in no event shall the Investor have the right to exercise a Conditional Option to the extent that such exercise would cause the Investor’s Beneficial Ownership of shares of the Company Common Stock to exceed the Ownership Limit.  For the avoidance of doubt, each Conditional Option may only be exercised in whole and not in part.

(iii)           Each Conditional Option shall, if not exercised, terminate on the earlier of (x) the expiration of the Purchase Window (as defined in the Investment Agreement) and (y) the termination of the Investment Agreement in accordance with its terms.

(iv)           The Investor acknowledges that (i) the Option Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) any Option Shares purchased pursuant to this Agreement may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder; the Investor acknowledges that, except as provided in Exhibit C to the Investment Agreement, the Company does not have any obligation to register any Option Shares.

(c)           Option Consideration.  The Parties agree that the aggregate value of the Conditional Options has been reasonably determined by the mutual agreement of the Parties and that such value, set forth on Schedule 1 to the Disclosure Letter of the Investment Agreement, shall be paid in immediately available funds in U.S. dollars by Investor to the account of Company set forth on forth on Schedule 2 to the Disclosure Letter of the Investment Agreement within five (5) Business Days after the date hereof.

(d)           Exercise Procedures.  To exercise one or more (or all) of the Conditional Option(s), the Investor shall deliver an irrevocable written notice of such exercise (the “Exercise Notice”) to the Company at the address set forth in subsection (e) below.  The Exercise Notice shall indicate the number of Conditional Options that the Investor is exercising.  As promptly as reasonably practicable, but not less than five Business Days, following the delivery of an Exercise Notice to the Company the Company and the Investor shall effect the closing of the exercise of the Conditional Option(s) indicated by the Exercise Notice.  At such closing, (a) the Investor shall pay or cause to be paid to the account of Company set forth on forth on Schedule 2 to the Disclosure Letter of the Investment Agreement (as such account may be updated by notice to the Investor) an amount in U.S. dollars that is equal to the aggregate Option Price in respect of the number of Option Shares contained in the exercised Conditional

Option(s), and (b) the Company shall issue the Options Shares contained in the exercised Conditional Option(s) to the Investor.

(e)           Notices.  All notices, demand or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile, courier service, overnight mail or personal delivery:

If to the Company:	Janus Capital Group Inc. 151 Detroit Street Denver, CO 80206 Attn: General Counsel Fax: +1 (303) 639-6662

With a copy (which shall not constitute notice) to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Attn: Toby S. Myerson Steven J. Williams Fax: +1 (212) 757-3900

If to the Investor:	The Dai-ichi Life Insurance Company, Limited 13-1, Yurakucho 1-chome, Chiyoda-ku, Tokyo 100-8411, Japan Attn: General Manager of the Investment Planning Department Fax: +81 (3) 5221-3971

With a copy (which shall not constitute notice) to:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attn: George R. Bason, Jr. Michael Davis Fax: +1 (212) 701-5800

(f)           Miscellaneous.

(i)           This Agreement and the Investment Agreement contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior agreements, written or oral, with respect thereto.

(ii)          THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY UNDER THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, EXCEPT FOR MATTERS DIRECTLY IN THE

PURVIEW OF THE DELAWARE GENERAL CORPORATION LAW (“DGCL”), WHICH MATTERS SHALL BE GOVERNED BY THE DGCL.

(iii)         THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE AFFAIRS OF THE COMPANY.  TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT THEY ARE NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iv)         TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY WAIVES AND COVENANTS THAT IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS SECTION CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(v)          Each Party hereto hereby acknowledges that irreparable damage would occur, and the remedies at law of each other Party hereto would be inadequate, if any term or provision hereof were not performed or observed strictly in accordance herewith, and hereby unconditionally and irrevocably waives any defense that may be available to it that any other Party’s remedies at law are adequate or that its injuries are not irreparable.  Each Party hereto may, without posting any bond or other security and in addition to any remedy available to it at law, obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available to it.

(vi)         Neither this Agreement nor any of the rights granted herein (including any of the Conditional Options), nor any of the other interests and obligations created hereunder, may be transferred, assigned or delegated by either Party without the prior written consent of the other Party and any purported transfer, assignment or delegation without such consent shall be void, except that the Investor may, upon prior notice to the Company, transfer this Agreement and all of its rights, interests and obligations herein to any Affiliated Transferee (as defined in the Investment Agreement) without the consent of the Company.

(vii)        This Agreement may be executed in one or more counterparts (by facsimile or otherwise), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto or a duly authorized officer of each party hereto as of the date first above written.

JANUS CAPITAL GROUP INC.

By:	/s/ Richard M. Weil
	Name:	Richard M. Weil
	Title:	Chief Executive Officer

THE DAI-ICHI LIFE INSURANCE COMPANY, LIMITED

By:	/s/ Hideto Masaki
	Name:	Hideto Masaki
	Title:	Representative Director, Deputy President

Signature Page to Option Agreement